                                                                     Exhibit (i)

                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                             Philadelphia, PA 19103
                             (215) 988-2700 (Phone)
                           (215) 988-2757 (Facsimile)
                              www.drinkerbiddle.com

                                 August 9, 2007

Northern Funds
50 South LaSalle Street
Chicago, IL 60603

     Re: Registration Statement on Form N-1A/Issuance of Shares

Ladies and Gentlemen:

     We have acted as counsel for Northern Funds, a Delaware statutory trust (the "Trust"), organized under an Agreement and Declaration of Trust dated February 7, 2000 (the "Declaration of Trust") in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a Registration Statement on Form N-1A (File Nos. 33-73404 and 811-08236), of the Trust's shares of beneficial interest, which are divided into thirty-eight portfolios designated as follows: Money Market Fund; U.S. Government Money Market Fund; U.S. Government Select Money Market Fund; Municipal Money Market Fund; California Municipal Money Market Fund; U.S. Government Fund; Short-Intermediate U.S. Government Fund; Intermediate Tax-Exempt Fund; California Intermediate Tax-Exempt Fund; Fixed Income Fund; Tax-Exempt Fund; Arizona Tax-Exempt Fund; California Tax-Exempt Fund; Global Fixed Income Fund; High Yield Municipal Fund; High Yield Fixed Income Fund; Income Equity Fund; Stock Index Fund; Large Cap Value Fund; Growth Equity Fund; Select Equity Fund; Mid Cap Growth Fund; Small Cap Index Fund; Small Cap Value Fund; Small Cap Growth Fund; International Growth Equity Fund; Technology Fund; International Equity Index Fund; Mid Cap Index Fund; Enhanced Large Cap Fund; Emerging Markets Equity Fund; Multi-Manager Mid Cap Fund; Multi-Manager Small Cap Fund; Multi-Manager International Equity Fund; Global Real Estate Index Fund; Bond Index Fund; Multi-Manager Large Cap Fund and Short-Intermediate Tax-Exempt Fund. Shares of the aforesaid classes of shares of beneficial interest are referred to hereinafter as "Shares." The aforesaid Registration Statement, as amended to date, is referred to hereinafter as the "Registration Statement." The Trust is authorized to issue an unlimited number of Shares in each of the aforesaid portfolios.

     We have reviewed the Registration Statement and the Trust's Declaration of Trust, as amended, its by-laws and certain resolutions adopted by its Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

Northern Funds
August 9, 2007
Page 2


     This opinion is based exclusively on the Delaware Statutory Trust Act and the federal law of the United States of America.

     Based on the foregoing, we are of the opinion that the Shares registered under the Registration Statement will be, when issued against payment therefor as described therein, legally issued, fully paid and non-assessable by the Trust, and that, under Delaware law, the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series or class of Shares, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of Post-Effective Amendment No. 57 to the Trust's Registration Statement on Form N-1A. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                        Very truly yours,


                                        /s/ DRINKER BIDDLE & REATH LLP
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                                        DRINKER BIDDLE & REATH LLP